For media inquiries:                                                                                    For investor relations inquiries:
Meredith J. Ching                                                                                       Kevin L. Halloran
808.525.6669                                                                                                808.525.8422
mching@abinc.com                                                                                    khalloran@abinc.com

FOR IMMEDIATE RELEASE

A&B INCREASES OWNERSHIP AT KUKUI’ULA JOINT VENTURE
Updated Plan Continues to Bring Kauai’s “Living Garden” to Life

HONOLULU – (May 27, 2009) – Alexander & Baldwin, Inc. (NYSE: ALEX) (“Company”) today announced that it has increased its ownership participation in its Kukui’ula venture, Kukui’ula Development Company (Hawaii), LLC.

As part of an amended agreement, A&B, through its subsidiary, KDC, LLC, and DMB Associates, Inc. (“DMB”), the Company’s co-developer at Kukui’ula -- a 1,000-acre master planned resort residential community in the Poipu region of Kauai -- will collectively invest an estimated $165 million of capital over the next three years to complete both the project’s primary recreational amenities, as well as infrastructure serving its residential components.  Completion of the 18-hole Tom Weiskopf championship golf course, resident club and restaurant, golf clubhouse and world-class spa, are scheduled for the end of 2010.  Subdivision improvements have already been completed for 123 lots, and construction of the golf course, clubhouse and other recreational facilities commenced in 2008.

“The original vision for Kauai’s ‘Living Garden’ continues to be realized,” said Stanley M. Kuriyama, president of Alexander & Baldwin. “This new opportunity to invest strengthens our partnership with DMB, and importantly allows us to complete our resort amenities and continue to move forward with the entire project, while building long-term value at Kukui’ula.   By increasing our ownership and investment in the project, A&B also reinforces its long-standing commitment to Hawaii and to the residents of Kauai. This investment allows for the completion of what we believe will truly be one of Hawaii’s outstanding resort communities, and will position us to capture rising buyer demand as the economy and real estate markets recover.”

"With A&B, we have a proven and capable partner,” said Drew Brown, chairman of DMB Associates, Inc.  “We are extremely pleased by the progress we have made at Kukui’ula, and by the exceptional community we are creating.  In these extraordinary times, we remain committed to our owners and the residents of Kauai to develop a project that proudly reflects this remarkable place."

About Alexander & Baldwin: A&B is headquartered in Honolulu, Hawaii and is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc., Matson Integrated Logistics, Inc. and Matson Global Distribution Services; in real estate through A&B Properties, Inc.; and in food products through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

About DMB Associates: DMB Associates, Inc. (DMB) is a diversified real estate investment and development firm with real estate holdings through affiliated companies where people and their passions unite. Founded in 1984, DMB is one of the most active community developers in the West. Their projects include resort/recreational and primary home communities, country clubs, signature commercial properties, hotels, health clubs and spas. Additional information about DMB may be found at its web site: www.dmbinc.com.

About Kukui’ula: Kukui’ula is being developed by Kukui’ula Development Company (Hawai'i) LLC, a venture between Alexander & Baldwin, Inc., one of Hawaii's largest private landowners and developers, and DMB Associates, Inc., a Scottsdale, Arizona-based development company and a highly acclaimed leader in creating successful legacy communities in the Western U.S. for more than 20 years. Additional information about Kukui’ula may be found at its web site: www.kukuiula.com.

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.

# # #